SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2003

Extended Stay America, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13125	36-3996573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

100 Dunbar Street

Spartanburg, SC 29306

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (864) 573-1600

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated July 22, 2003, of Extended Stay America, Inc., announcing its second quarter 2003 earnings.

Item 9. Regulation FD Disclosure (Information is Being Provided Under Item 12).

On July 22, 2003, Extended Stay America, Inc. issued a Press Release announcing its second quarter 2003 earnings. The Press Release is incorporated herein by reference, and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Exhibit 99.1 to this report contains references to EBITDA, which is a “non-GAAP financial measure” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). EBITDA represents earnings before interest, income taxes, depreciation, and amortization. EBITDA is provided because it is commonly used in the lodging and real estate industries as a measure of liquidity and as a means of determining the value of a company or cash producing properties. EBITDA is not a measurement of financial performance under generally accepted accounting principles. EBITDA is not necessarily comparable with similarly titled measures for other companies. EBITDA is reconciled to cash flows provided by operating activities, the most comparable measure under generally accepted accounting principles, as set forth in the schedule on Page 3 of the Press Release.

The information furnished under “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216. The information in this Form 8-K and the exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 22, 2003

Extended Stay America, Inc.

By:	/S/ GREGORY R. MOXLEY
Gregory R. Moxley Chief Financial Officer

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